Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

China Ceramics Co., Ltd.

We consent to the incorporation by reference in the Registration Statements on Form F-3 (File No. 333-206516) of China Ceramics Co., Ltd. of our report dated April 20, 2016 with respect to the consolidated financial statements of China Ceramics Co., Ltd., included in this Annual Report on Form 20-F for the year ended December 31, 2015.

/s/ AWC (CPA) Limited

Hong Kong, China

April 20, 2016